                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 33-53113 of Rohr, Inc. of our reports dated September 17, 1993, incorporated by reference in the Annual Report on Form 10-K of Rohr, Inc. for the year ended July 31, 1993, and to the use of our report dated September 17, 1993 (March 28, 1994 as to Notes 7 and 8), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

San Diego, California

April 20, 1994